                              Filed Under Rule 424 (b)(3)
                              Registration Statement No. 33-61003


     SUPPLEMENT NO. 43 TO PROSPECTUS DATED SEPTEMBER 20, 1995
                (AS SUPPLEMENTED OCTOBER 19, 1995)

AT&T CAPITAL CORPORATION


Medium Term Notes, Series 3


Due Nine Months or More From Date of Issue.


Issue Price: 100%
  (as a percent of principal amount)


                  Fixed and Floating Rate Notes


                                                  Interest Rate
Range of Maturities                                 Per Annum
-------------------                               -------------

From 2 years to less than 3 years .................. 5.61 %

Amount of Sale: $ 5,000,000        Maturity Date:1/29/99

Date of Sale: January 25, 1996     CUSIP Number: 00206HZN7

Redemption:

     Check applicable sentence.
      X  The Notes cannot be redeemed prior to maturity
     ---
         The Notes may be redeemed prior to maturity
     ---
     Redemption Date:              Redemption Price:
                     -----------                    ------------
                              (as a percent of principal amount)
Repayment:

     Check applicable sentence.
      X  The Notes cannot be repaid prior to maturity.
     ---
         The Notes may be repaid prior to maturity.
     ---
     Repayment Date:               Repayment Price:
                     ------------                   ------------
                              (as a percent of principal amount)